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                                                                   Exhibit 99(a)

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                          TRANSCISCO INDUSTRIES, INC.
                       601 California Street, Suite 1301
                        San Francisco, California  94108

  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 3, 1996

         The undersigned stockholder of Transcisco Industries, Inc. ("Transcisco") hereby appoints Steven L. Pease and Brian P. Friedman and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote all the shares of common stock of Transcisco Industries, Inc. held of record by the undersigned on July 15, 1996 at the Annual Meeting of Stockholders, and at any and all adjournments or postponement thereof (the "Annual Meeting"), to be held at the Financial District Holiday Inn, 750 Kearny Street, San Francisco, California, on September 3, 1996 at 12:00 p.m., local time, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Proxy Statement/Prospectus, dated July 19, 1996 and all supplements and amendments thereto.

         1. Approval and adoption of the Agreement and Plan of Merger, dated June 17, 1996 ("Merger Agreement"), by and among Transcisco Industries, Inc., Trinity Industries, Inc. ("Trinity") and Trinity Y, Inc. ("Trinity Y"), whereby Trinity Y would be merged with and into Transcisco (the "Merger"), which would continue in existence as a wholly-owned subsidiary of Trinity and each share of Transcisco common stock, $.01 par value per share, outstanding prior to the effective time of the Merger would be converted into, exchanged for and represent the right to receive .1884 of a share of Trinity common stock (together with the attached Trinity Preferred Stock Purchase Rights), par value $1.00 per share.

             [   ]  FOR           [   ]  AGAINST            [   ]  ABSTAIN

         2. To elect Brian P. Friedman and Ottokarl F. Finsterwalder as Class I directors.

             [   ]  FOR           [   ]  WITHHELD
             (To withhold authority to vote for any individual nominees(s) strike a line through such nominees's name)

         3. Approval of an increase in the number of shares issuable under Transcisco's Amended and Restated 1994 Stock Option Plan.

             [   ]  FOR           [   ]  AGAINST            [   ]  ABSTAIN

             (Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope)
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         4.  Ratification of the selection of Ernst & Young LLP as Transcisco's independent auditors for the fiscal year ending March 31, 1997; and

             [   ]  FOR           [   ]  AGAINST            [   ]  ABSTAIN

         5.  To transact such other business as may come before the Annual
Meeting.

         Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS. Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend the Annual Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRANSCISCO INDUSTRIES, INC.

                  DATED:                                             , 1996
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                                       Signature(s)

                  Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.
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